Exhibit 8.2

[Letterhead of Cadwalader, Wickersham & Taft LLP]

OPINION OF CADWALADER, WICKERSHAM & TAFT LLP

October 7, 2008

The Procter & Gamble Company

Two Procter & Gamble Plaza

Cincinnati, OH 45202

Ladies and Gentlemen:

We have acted as special tax counsel in connection with (i) the proposed transfer of certain assets by The Procter & Gamble Company, an Ohio corporation (“P&G”), and certain Subsidiaries to The Folgers Coffee Company, a Delaware corporation (“Folgers”), in the Folgers Transfer in exchange for Folgers common stock, the assumption of certain liabilities and the Cash Dividend; (ii) P&G’s distribution of all of the Folgers common stock pursuant to the Exchange Offer and, if the Exchange Offer is completed but is not fully subscribed, the Clean-Up Spin-Off (with the Exchange Offer, together, the “Distribution”), pursuant to the Separation Agreement, dated as of June 4, 2008, among P&G, Folgers and The J.M. Smucker Company, an Ohio corporation (“Smucker”); and (iii) following the payment of the Special Dividend, the merger of Moon Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Smucker (“Merger Sub”), with and into Folgers, with Folgers as the surviving corporation (the “Merger”), pursuant to the Transaction Agreement, dated as of June 4, 2008, among P&G, Folgers, Smucker and Merger Sub (all capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Separation Agreement or the Transaction Agreement).

In connection with the opinion expressed below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the representation letters of (a) P&G with respect to the Folgers Transfer, the Distribution, the Merger, and certain related transactions, and (b) Smucker with respect to the Distribution and the Merger, in each case, addressed to us and dated as of the date hereof (the letters described in this clause (i), collectively, the “Representation Letters”); (ii) the (a) Transaction Agreement, (b) Separation Agreement, (c) Voting Agreement, dated as of June 4, 2008, among P&G and certain specified persons, (d) Form of Tax Matters Agreement, among P&G, Folgers and Smucker, (e) Form of Transition Services Agreement, by and between P&G and Folgers, (f) Form of Insurance Matters Agreement, among P&G, Folgers and Smucker, (g) Form of Intellectual Property Matters Agreement, by and between P&G and Folgers, (h) Form of Building Lease – Winton Hill Business Center, by and between P&G and Smucker; and (i) Side Letter from Smucker to P&G, dated as of June 4, 2008, with respect to the Form of Tax Matters Agreement to be entered into by and among P&G, Folgers and Smucker, in each case, including any exhibits and attachments thereto (the agreements described in (a)-(i) of this clause

(ii), collectively, the “Agreements”); (iii) the Registration Statement of Folgers on Forms S-4 and S-1, as amended, and the Registration Statement of Smucker on Form S-4, as amended (collectively, the “Registration Statement”), and as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, including all exhibits to the Registration Statement; (iv) the Proxy Statement, including all exhibits thereto; and (v) such other corporate records, agreements, documents and instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and we have assumed that all such facts, information, representations, covenants and agreements were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by P&G, Folgers, Smucker, and Merger Sub, including factual statements and representations set forth in the Representation Letters or the Form of Tax Matters Agreement. For purposes of rendering our opinion, we have assumed that all such statements, representations, covenants and agreements were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date, without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by P&G, Folgers, Smucker and Merger Sub, including those set forth in the Representation Letters or the Form of Tax Matters Agreement, all of which we assume were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date. We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents. For purposes of this opinion, we have assumed, with your permission, that the transactions contemplated by the Agreements and the Registration Statement will be consummated in accordance therewith and as described therein (and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect).

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof, and may be affected by amendments to the Code or the Treasury regulations thereunder or by subsequent judicial or administrative interpretation thereof, any of which may have retroactive effect. There can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America. This opinion does not address the various state, local or foreign tax consequences that may result from the transactions contemplated by the Agreements and the Registration Statement.

Based on and subject to the foregoing and the assumptions and limitations set forth herein, it is our opinion that (i) the Folgers Transfer, taken together with the Distribution, should qualify as a reorganization pursuant to Section 368(a)(1)(D) of the Code; (ii) the Distribution, as such, should qualify as a distribution of Folgers stock to P&G stockholders pursuant to Section 355 of the Code; (iii) the Merger should not cause Section 355(e) of the Code to apply to the Distribution; and (iv) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm in the Registration Statement under the headings “Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions” and “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

This opinion is limited to the matters expressly stated herein and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is rendered only as of the date hereof and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, any of which could affect our conclusions.

Very truly yours,

/s/ CADWALADER, WICKERSHAM & TAFT LLP

CADWALADER, WICKERSHAM & TAFT LLP